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                                                                   EXHIBIT 10.64

                            RENEWAL ACQUISITION NOTE

$5,000,000                                                         June 25, 1996


         For value received, the undersigned, GARGOYLES, INC., a Washington corporation ("Borrower"), promises to pay to the order of U. S. BANK OF WASHINGTON, NATIONAL ASSOCIATION ("U. S. Bank"), at its principal place of business, 1420 Fifth Avenue, Seattle, Washington 98101, or such other place or places as the holder hereof may designate in writing, the principal sum of Five Million Dollars ($5,000,000) or so much thereof as advanced by U. S. Bank in lawful, immediately available money of the United States of America, in accordance with the terms and conditions of that certain credit agreement dated as of March 22, 1995, as amended by that certain first amendment to credit agreement dated as of August 17, 1995, that certain second amendment to credit agreement dated as of December 15, 1995, that certain third amendment to credit agreement dated as of February 13, 1996 ("Third Amendment"), that certain fourth amendment to credit agreement dated March 15, 1996, and by that certain fifth amendment to credit agreement of even date herewith ("Fifth Amendment"), by and between Borrower and U. S. Bank (together with all supplements, exhibits, amendments and modifications thereto, the "Credit Agreement"). Borrower also promises to pay interest on the unpaid principal balance hereof, commencing as of the first date of an advance hereunder, in like money in accordance with the terms and conditions, and at the rate or rates provided for in the Credit Agreement. All principal, interest, and other charges are due and payable in full on December 31, 1996, subject to extension until March 31, 1997, on the terms set forth in the Third Amendment.

         Borrower and all endorsers, sureties, and guarantors hereof jointly and severally waive presentment for payment, demand, notice of nonpayment, notice of protest, and protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default, dishonor, or enforcement of the payment of this Note except such notices as are specifically required by this Note or by the Credit Agreement, and they agree that the liability of each of them shall be unconditional without regard to the liability of any other party and shall not be in any manner affected by any indulgence, extension of time, renewal, waiver, or modification granted or consented to by U. S. Bank. Borrower and all endorsers, sureties, and guarantors hereof (1) consent to any and all extensions of time, renewals, waivers, or modifications that may be granted by
U. S. Bank with respect to the payment or other provisions of this Note and the Credit Agreement; (2) consent to the release of any property now or hereafter securing this Note with or without substitution; and
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(3) agree that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to them and without affecting their liability hereunder.

         This Note is the Renewal Acquisition Note referred to in the Fifth Amendment and as such is entitled to all of the benefits and obligations specified in the Credit Agreement, including but not limited to any Collateral and any conditions to making advances hereunder. Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the repayment of this Note and the acceleration of the maturity hereof.

                                        GARGOYLES, INC., a Washington
                                        corporation



                                         By /s/ Steven R. Kingma
                                            -------------------------
                                         Title VP - CFO
                                               ----------------------

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